Exhibit 10.1

AMENDMENT TO SEPARATION AND RELEASE AGREEMENT

THIS AMENDMENT (“Amendment”) to the Separation and Release Agreement by and between Eclipse Resources Corporation (the “Company”) and Matthew R. DeNezza (“Executive”) dated as of August 24, 2018 (the “Agreement”), is entered into by the Company and the Executive on, and to be effective as of November 30, 2018 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger among the Company, Everest Merger Sub Inc., and Blue Ridge Mountain Resources, Inc. (the “Merger Agreement,” and the transactions contemplated therein, the “Merger”);

WHEREAS, the Agreement currently provides that, subject to his earlier termination, Executive’s employment with the Company will end on November 30, 2018, subject to and conditioned upon the closing of the Merger (the “Closing”);

WHEREAS, the Closing is not expected to occur on or before November 30, 2018; and

WHEREAS, the Company and Executive desire to amend the Agreement to clarify that, subject to his earlier termination, Executive’s last day of employment with the Company will be the date of the Closing.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in the Agreement and herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.    Section 1 of the Agreement is amended and restated in its entirety effective as of the Effective Date to read as follows:

“1.    Last Day of Employment. In connection with and contingent upon the Closing, unless Executive’s employment with the Company terminates earlier, Executive’s last day of employment with the Company will be on the date of the Closing (the “Closing Date”).”

2.    Section 2(a) of the Agreement is amended effective as of the Effective Date to replace “November 30, 2018,” with “the Closing Date”.

3.    This Amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

4.    All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Effective Date.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	Chairman, President and Chief Executive Officer

EXECUTIVE

By:	/s/ Matthew R. DeNezza
Name:	Matthew R. DeNezza